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                                  EXHIBIT 3.2

                         AMENDED AND RESTATED BYLAWS OF

                         OPHIDIAN PHARMACEUTICALS, INC.

                                   ARTICLE I

                                  SHAREHOLDERS


         1.01. Place of Meeting. All meetings of the shareholders of this corporation shall be held at the principal office or place of business of the corporation or at such other place within or without the state of incorporation as may be designated by the Board of Directors.

         1.02. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors will be elected and any other proper business may be transacted.

         1.03. Special Meetings. Special meetings of the shareholders may be called at any time by the president, the secretary or the Board of Directors. It shall be the duty of the president to call a special meeting of the shareholders whenever requested in writing to do so by shareholders holding at least one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the president upon such request neglects for twenty-four hours to call a special meeting, then the shareholders making the request may call a special meeting.

         1.04. Notice. Written notice stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is being called, shall be delivered not less than ten nor more than sixty days before the date of the meeting by first class mail to each shareholder of record entitled to vote at such meeting. Such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share record books of this corporation, with sufficient postage thereon.

         1.05. Waiver of Notice. Any notice required to be given to a shareholder under the Articles of Incorporation, Bylaws or any provision of law may be waived in a writing, signed at any time by the shareholder entitled to such notice. A waiver with respect to any matter of which notice is required by the law of the state of incorporation shall contain the same information as would be required to be included in such notice, except the time and place of meeting.

         1.06. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date





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as the record date for any such determination of shareholders, such date may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and may not be more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date immediately preceding the date on which notice of the meeting is mailed or on the close of business on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

         1.07. Voting Records. The officer or agent having charge of the share transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action at such meeting.

         1.08. Conduct of Meetings. All meetings of the shareholders shall be presided over by the chairman of the board, or in the chairman s absence, by the president, and the presiding officer, if a shareholder, may vote. In the absence of the president, one of the vice-presidents, but in the absence of any vice-president, any shareholder chosen by the shareholders present by majority vote, shall act as presiding officer and have all the powers herein conferred upon the president when acting as presiding officer of a meeting. The secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         1.09. Quorum for Transaction of Business. A majority of the shares entitled to vote represented in person or by proxy, shall constitute a quorum at meetings of the shareholders. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation or the Bylaws. In the absence of a quorum, those shareholders present may adjourn the meeting from time to time without further notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.





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         1.10.   Voting in Person or by Proxy.  At all meetings of
shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

         1.11. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation.

         1.12.   Voting of Shares by Certain Holders.

         (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation of the designation of some other person by the Board of Directors or the Bylaws of such other corporation.

         (b) Legal Representatives and Fiduciaries. Shares held by a personal representative, an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Failure to so file with the secretary shall not affect the validity of any action taken unless such failure is raised at the meeting. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

         (c) Pledges. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue





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held by this corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

         (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the secretary of the corporation has received written notice or has actual knowledge that such shareholder is a minor.

         (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the secretary of the corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

         (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote filed with the secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the secretary of the corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.


                                   ARTICLE II

                               BOARD OF DIRECTORS

         2.01. General Powers. The property, affairs and business of the corporation shall be under the care of and be managed by the Board of Directors and the Board of Directors shall have all other powers conferred by law.

         2.02. Number and Qualifications. The Board of Directors shall consist of not less than four (4) directors nor more than nine (9) directors as the Board of Directors may from time to time determine. A director need not be a resident of the state of incorporation or a shareholder of the corporation. This section 2.02 of the bylaws may be amended or repealed exclusively by the shareholders.

         2.03. Term of Office and Election. The directors shall be chosen annually by the shareholders at the annual meeting of the shareholders. Each director shall hold office for one year and until his respective successor is elected, or until his prior death, resignation or removal. The Board of Directors may provide that the election of directors by the shareholders shall be conducted by two inspectors, neither of whom shall be a candidate for the office of director, appointed by the presiding officer of the meeting. Before entering upon the discharge of their duties, the inspectors may be sworn as provided by law.





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         2.04.   Resignation.  Any director may resign his office at any time, such resignation to be made in writing, and it shall take effect from the time of its delivery to the secretary unless some other time be stated in the resignation.

         2.05. Removal. Any director or the entire Board of Directors may be removed from office with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director or board of directors, taken at a meeting of the shareholders called for that purpose, and any vacancy so created may be filled by the shareholders.

         2.06. Vacancies. Any vacancy occurring in the Board of Directors may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, although less than a quorum, except that a vacancy created by a removal by the shareholders may be filled by the shareholders. In case the entire Board of Directors should die or resign, then any shareholder may call a special meeting in the same manner that the president may call a special meeting, and new directors may be elected at such special meeting in the same manner provided for in the election of directors at the annual meeting.

         2.07. Conduct of Meetings. Unless the Board of Directors provides otherwise, the president, and in his absence, a vice-president in the order provided under section 3.06, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

         2.08. Quorum and Manner of Acting. A quorum at any meeting of the Board of Directors shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum those directors present may adjourn the meeting from time to time without notice other than by announcement at the meeting until a quorum shall attend.

         2.09. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders and each adjourned session thereof. The place of meeting shall be at the same place as the meeting of shareholders, or at any other suitable place as may be announced at the meeting of shareholders. Additional regular meetings shall be held at such other times and places, either within or without the state of incorporation, as the Board of Directors may by resolution determine. No notice of regular meetings shall be necessary.

         2.10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the secretary upon the direction of the chairman of the Board of Directors, if that office has been filled, or the president, or upon the written request of any two directors; and it shall be the duty of the secretary to give notice of such meeting. Notice of special meetings, stating the time and place thereof, shall be mailed to each director at his residence or business address at least 96 hours before the meeting, or delivered to him personally or





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telegraphed to him at his residence or business address at least 48 hours before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed as herein designated, with sufficient postage. If telegraphed, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. A special meeting shall be held at such time and place as the notice thereof shall specify.

         2.11. Waiver of Notice. Any notice required to be given to a director under the Articles of Incorporation, Bylaws, or any provision of law may be waived in a writing, signed at any time by the director entitled to notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or the waiver of notice of such meeting.

         2.12. Meetings by Consent. Meetings of the Board of Directors may be held at any time or place where all of the directors are present and consent to the holding of such meeting.

         2.13. Committees. The Board of Directors by resolution adopted by a majority of the number of directors fixed by section 2.02 may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the president or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

         2.14. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

         2.15. Unanimous Consent Without Meeting. Any action required or permitted by the Articles of Incorporation or Bylaws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.





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                                   ARTICLE III

                                    OFFICERS

         3.01. Number. The principal officers of the corporation shall be a president, one or more vice- presidents as the Board of Directors shall provide, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of president and secretary and the offices of president and vice-president.

         3.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

         3.03. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         3.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors.

         3.05. The Chairman of the Board. The chairman of the board shall preside at all meetings of the Shareholders and of the Board of Directors of the Corporation and shall perform such other duties and exercise such other powers as required by the Board of Directors.

         3.06. The President. The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. Unless the Board of Directors provides otherwise, in the absence of the chairman of the board, he shall preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the president. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he





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may authorize any vice-president or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

         3.07. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the president to act personally, the vice-president (or in the event there be more than one vice-president, the vice- presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or assistant secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the president or by the Board of Directors.

         3.08. The Secretary. The secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

         3.09. The Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; and (c) in general perform all of the duties incident to the office of treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the president or by the Board of Directors. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

         3.10. Assistant Secretaries and Assistant Treasurers. There shall be such number of assistant secretaries and assistant treasurers as the Board of Directors may from time to time authorize. The assistant secretaries may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties and have such authority as shall from time to





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time be delegated or assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

         3.11. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         3.12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                   ARTICLE IV

                          CONTRACTS; LOANS; VOTING OF
                      SECURITIES OWNED BY THIS CORPORATION

         4.01. Contracts. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the president or one of the vice-presidents and by the secretary, an assistant secretary, the treasurer or an assistant treasurer; the secretary or an assistant secretary, when necessary or required, shall affix the corporate seal, if any, thereto.

         4.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidence of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         4.03. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the president of this corporation if he be present, or in his absence by any vice-president of this corporation who may be present, and (b) whenever, in the judgment of the president, or in his absence, of any vice-president, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities





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issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the president or one of the vice-presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.


                                   ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         5.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the president or a vice-president and by the secretary or an assistant secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in section 5.06.

         5.02. Facsimile Signatures and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the president or vice-president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

         5.03. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         5.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notification and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and comply with such other regulations as may be prescribed by or under the authority of the Board of Directors.

         5.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.





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         5.06.   Lost, Destroyed or Stolen Certificates.  Where the owner
claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         5.07. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

         5.08. Share Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the state of incorporation as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.


                                   ARTICLE VI

                                      SEAL

         6.01. The Board of Directors shall have the authority to authorize a seal for this corporation, which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal". Until so authorized, this corporation shall have no seal.


                                  ARTICLE VII

                                   AMENDMENTS

         7.01. By Shareholders. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

         7.02. By Directors. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no Bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if such Bylaw provides for amendment or repeal exclusively by the shareholders.





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         7.03.   Implied Amendments.  Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares of the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


                                  ARTICLE VIII

                                  FISCAL YEAR

         8.01. The fiscal year of the corporation shall end September 30.


                                   ARTICLE IX

                           ARTICLES OF INCORPORATION

         9.01. Priority of Articles of Incorporation. The Articles of Incorporation shall supersede any provisions contained in these Bylaws and anything in these Bylaws contrary thereto shall be of no effect.

         9.02. Definition. The phrase "Articles of Incorporation" as used herein shall mean the instrument pursuant to which this corporation was organized, however identified under the laws of the state of incorporation.


                                   ARTICLE X

                                INDEMNIFICATION

         10.01 The corporation shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law ( Statute ), including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in any Proceeding to which any such Director or Officer is a Party because he or she is or was a Director or Officer of the corporation. The rights to indemnification granted hereunder shall not be deemed inclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Officer may be entitled under any written agreement, board resolution, vote of shareholders, the Statute or otherwise. The corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and





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advancement of Expenses under this Article X by the purchase of insurance on behalf of any one or more of such Directors or Officers, whether or not the corporation would be obligated to indemnify or advance Expenses to such Director or Officer under this Article X. All capitalized terms used in the
Article X and not otherwise defined herein shall have the meaning set forth in
Section 180.0850 of the Statute.





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